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                                                                    EXHIBIT 10.5

                 MANAGEMENT AND CONSULTING SERVICES AGREEMENT


          THIS MANAGEMENT AND CONSULTING SERVICES AGREEMENT is entered into as of October 6, 1998 between ABRY Partners, Inc., a Delaware corporation ("ABRY"),
                                                                         ----
and ACN Operating, LLC, a Delaware limited liability company ("the Company").
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          NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements hereinafter set forth and the mutual benefits to be derived from this Agreement, ABRY and the Company hereby agree as follows:

          1.   Definitions.
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          An "Affiliate" of any Person means any other Person controlling,
              ---------
controlled by or under common control with such first Person.

          "ACN Holdings" means ACN Holdings, LLC, a Delaware limited liability
           ------------
company of which the Company is a Subsidiary.

          "Person" means an individual, a partnership, a limited liability
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company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or any governmental entity.

          With respect to ACN Holdings, a "Subsidiary" means any corporation,
                                           ----------
partnership, limited liability company, association or other business entity of which a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, or a majority economic interest, is at the time owned or controlled, directly or indirectly, by ACN Holdings or one or more of the other Subsidiaries of ACN Holdings or a combination thereof.

          2.   Engagement.  The Company (on behalf of ACN Holdings and its
               ----------
Subsidiaries) hereby engages ABRY as a financial and management consultant, and ABRY hereby agrees to provide financial and management consulting services to ACN Holdings and its Subsidiaries, all on the terms and subject to the conditions set forth in this Agreement.

          3.   Services of ABRY.  ABRY hereby agrees during the term of this
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Agreement to consult with the Managers of ACN Holdings (the "Board"), the boards
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of directors (or similar governing bodies) of ACN Holdings' Subsidiaries, and management of ACN Holdings and its Subsidiaries, in such manner and on such business and financial matters as the Board may reasonably request from time to time, including but not limited to corporate strategy, budgeting of future corporate investments, acquisition and divestiture strategies, and debt and equity financing.
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          4.   Personnel.  ABRY will provide and devote to the performance of
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this Agreement those officers, employees and agents of ABRY which ABRY deems appropriate for the furnishing of the services described in this Agreement.

          5.   Management Fees.  From and after the date of this Agreement, the
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Company will pay to ABRY a management fee (pro-rated, for partial calendar years) in installments, at the rate of (a) $50,000 per annum, if the original cost of all securities of the Company held by ABRY and its Affiliates is less than $10,000,000, (b) $100,000 per annum, if the original cost of all securities of the Company held by ABRY and its Affiliates equals or exceeds $10,000,000 and is less than $15,000,000, (c) $150,000 per annum, if the original cost of all securities of the Company held by ABRY and its Affiliates equals or exceeds $15,000,000 and is less than $25,000,000, or (d) $200,000 per annum, if the original cost of all securities of the Company held by ABRY and its Affiliates equals or exceeds $25,000,000; provided that for any calendar year (or partial
                               --------
calendar year, as the case may be) the management fee for such period shall be calculated pro-rata, based on the number of days during such period that the original cost of ABRY's and its Affiliates' aggregate holdings of the Company's securities was within each of the four fee classifications specified above (taking into account any additional purchases by ABRY or its Affiliates of securities of the Company during such period but ignoring any sales of such securities by ABRY or its Affiliates during such period); provided further that,
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each calendar year beginning with calendar year 1999, the Company shall pay to
ABRY the applicable fee as specified above multiplied by the Multiplier (as defined below) for such calendar year. The "Multiplier" for each calendar year
                                             ----------
equals 1.05/X /where X equals (A) the number of such calendar year, minus (B) 1998 (i.e., X for calendar year 2000 equals 2000-1998 or 2, therefore the Multiplier for calendar year 2000 equals 1.05/2/ or 1.1025). The management fee described in this Section 5 will be payable quarterly, in arrears, on each March 31, June 30, September 30 and December 31.

          6.   Expenses.  In addition to the management fees described in
               --------
Section 5, the Company will reimburse ABRY for reasonable travel expenses and other out-of-pocket costs and expenses incurred by ABRY or any director, officer, employee or other agent or representative of ABRY in connection with the rendering of services under this Agreement (without duplication of any reimbursement of expenses incurred by any representative of an Affiliate of ABRY in such person's capacity as a manager of ACN Holdings or otherwise), which reimbursement shall be payable quarterly, in arrears.

          7.   Effect of Termination. Either ABRY or the Company (with the
               ---------------------
approval of the Board) may terminate this Agreement by prior written notice to the other. No termination of this Agreement, whether pursuant to this Section 7 or otherwise, will affect the Company's duty to pay any management fee accrued, or to reimburse any cost or expense incurred, prior to the effective date of that termination.

          8.   Liability.  Neither ABRY nor any of its Affiliates, stockholders,
               ---------
officers, employees or agents will be liable to ACN Holdings or its Subsidiaries or Affiliates for any loss, liability, damage, cost or expense (including reasonable attorneys' fees) (in the aggregate, "Losses") arising out of or in
                                                ------
connection with the performance of services contemplated by this Agreement,

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unless such Losses are a result of the gross negligence or willful misconduct of such Person. The Company agrees to indemnify and hold harmless ABRY, its stockholders, Affiliates, officers, agents and employees against and from any and all Losses arising from ABRY's performance under this Agreement, except as a result of the gross negligence or willful misconduct of the Person in question.

          9.   Independent Contractor Status.  ABRY and the Company agree that
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ABRY will perform services under this Agreement as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither ABRY nor its officers, employees or agents will be considered employees or agents of ACN Holdings or any of its Subsidiaries as a result of this Agreement nor will any of them have authority to contract in the name of or bind the Company by reason of this Agreement, except as the Company may expressly agree in writing.

          10.  Amendment and Waiver.  No modification, amendment or waiver of
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any provision of this Agreement will be effective unless approved in writing by the Company and ABRY. The failure of the Company or ABRY to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          11.  Notices.  Any notice provided for in this Agreement will be in
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writing and will be either personally delivered, or mailed by first class mail, return receipt requested, or sent by reputable overnight courier, in each case with delivery charges or postage prepaid, to the recipient at the address below indicated:

        Notices to ABRY:
        ---------------

        ABRY Partners, Inc.
        18 Newbury Street
        Boston, MA  02116
        Attention: Royce Yudkoff

        Notices to the Company:
        ----------------------

        ACN Holdings, LLC
        c/o ACN Operating, LLC
        3 Nashua Court, Suite B
        Baltimore, MD 21221
        Attention:  Joseph Koff, President

             with a copy (which will not constitute notice to the Company) to:
             ----------------------------------------------------------------

             Baer, Marks & Upham
             805 Third Avenue
             New York, NY 10022

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             Attention:  Anne E. Pitter, Esq.

or to such other address or to the attention of such other Person as the recipient party will have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or mailed.

          12.  Severability.  Whenever possible, each provision of this
               ------------
Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained in this Agreement.

          13.  Entire Agreement.  This Agreement embodies the complete agreement
               ----------------
and understanding among the parties to this Agreement with respect to the subject matter of this Agreement and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter of this Agreement in any way.

          14.  Successors and Assigns.  This Agreement will bind and inure to
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the benefit of and be enforceable by the Company and ABRY and their respective assigns; provided that none of the Company or ABRY may assign its rights or
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delegate its duties under this Agreement, without the prior written consent of each of the others.

          15.  Counterparts.  This Agreement may be executed simultaneously in
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two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

          16.  Descriptive Headings.  The descriptive headings of this Agreement
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are inserted for convenience only and do not constitute a substantive part of this Agreement.

          17.  Governing Law.  All  issues and questions concerning the
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construction, validity, interpretation and enforcement of this Agreement will be governed by and construed in accordance with the domestic laws of the Commonwealth of Massachusetts, without giving effect to any choice of law or conflict provision or rule (whether of the Commonwealth of Massachusetts or of any other jurisdiction) that would cause the laws of any jurisdiction other than the Commonwealth of Massachusetts to be applied. In furtherance of the foregoing, the internal law of the Commonwealth of Massachusetts will control the interpretation and construction of this Agreement, even if under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

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          18.  Waiver of Jury Trial.  EACH PARTY TO THIS AGREEMENT HEREBY
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WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY
LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR ANY ANCILLARY AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

          19.    No Strict Construction.  The parties to this Agreement have
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participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                             *      *      *      *

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          IN WITNESS WHEREOF, the parties hereto have executed this Management and Consulting Services Agreement as of the day and year first above written.

                              ABRY PARTNERS, INC.


                              By: /s/ Royce Yudhoff
                                  --------------------------------------------
                                  Name:  Royce Yudhoff
                                  Title: President


                              ACN OPERATING, LLC


                              By: /s/ Peni Garber
                                  ----------------------------------------------
                                  Name:  Peni Garber
                                  Title: Vice President


          The undersigned, being the parent company of the "Company" referred to in this Agreement, hereby unconditionally guarantees the payment and performance of the Company's obligations under this Agreement.

                              ACN HOLDINGS, LLC


                              By: /s/ Peni Garber
                                  ----------------------------------------------
                                  Name:  Peni Garber
                                  Title: Vice President